CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.14
                                TRANSITION AGREEMENT

This TRANSITION AGREEMENT ("Agreement"), dated as of April 27, 1999 ("Effective Date"), is entered into by and between Connetics Corporation, a Delaware corporation ("Connetics") and InterMune Pharmaceuticals, Inc., a California corporation ("InterMune"). Connetics and InterMune are also referred to as a "Party" or "Parties" to this Agreement.

                                     BACKGROUND

A. Connetics is party to a License Agreement with Genentech, Inc. dated May 5, 1998, as amended, ("Genentech License") pursuant to which Genentech licensed to Connetics certain rights to Actimmune (as defined below).

B. Connetics has sublicensed to InterMune its rights under the Genentech License and under the Supply Agreement between Connetics and Genentech dated May 5, 1998 ("Genentech Supply Agreement"), all done pursuant to the Exclusive Sublicense Agreement between Connetics and InterMune dated as of August 21, 1998, as amended and restated effective April 27, 1999.

C. The Genentech Supply Agreement includes provisions for Connetics to transfer manufacturing of Actimmune to a third party manufacturer [ * ], and Connetics desires to create an incentive for InterMune (as Connetics' sublicensee) to accelerate the transfer of manufacturing.

D. InterMune and Connetics have entered into a Term Sheet as of February 26, 1999 (the "Term Sheet") pursuant to which, among other things, InterMune agreed that Connetics will have the right to book certain net revenues, expenses and net profits related to sales of Actimmune Units for the treatment of CGD (defined below) until December 31, 2001 (the "CGD Revenues").

E. InterMune and Connetics have entered into that certain Collaboration Agreement (the "Collaboration Agreement") and certain other related documents as of even date herewith, which collectively set forth the transaction contemplated by the Term Sheet (the "Transaction").

F. In connection with the Transaction, InterMune and Connetics desire to enter into this Transition Agreement to outline the mechanism by which Connetics shall book the CGD Revenues.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and intending to be legally bound, the Parties agree as follows:


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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                                     AGREEMENT

                                     SECTION 1
                                    DEFINITIONS

     1.1 ACTIMMUNE. "Actimmune" means the filled and finished form of the protein encoded by the interferon gamma-1b gene, and sold and distributed under the trademark ACTIMMUNE-Registered Trademark-, which is owned by Genentech and licensed to Connetics and its sublicensees under the Genentech License.

     1.2 ACTIMMUNE GROSS MARGIN. "Actimmune Gross Margin" means Actimmune Net Sales less all applicable. Product Cost of Actimmune Units sold, GNE
Royalties, third party royalties payable pursuant to Section 8.4 of the Genentech License and CORD Distribution Costs.

     1.3 ACTIMMUNE GROSS SALES. "Actimmune Gross Sales" means all revenue recorded in connection with shipments of Actimmune Units multiplied by the price per Actimmune Unit, including revenue with associated accounts receivable for accounting purposes for specific shipment/invoicing transactions with respect to Actimmune Units, and assumes that invoices are prepared immediately following notification of shipment of goods, and are dated the same day of shipment.

     1.4 ACTIMMUNE NET SALES. "Actimmune Net Sales" means Actimmune Gross Sales less adjustments for the following: product returns, Medicare and Medicaid reimbursements, chargebacks, rebates, state payments, other contractual reimbursement, and cash discounts.

     1.5  ACTIMMUNE UNITS.  "Actimmune Units" means vials of
ACTIMMUNE-Registered Trademark- that are sold as commercial product by InterMune in an arm's length transaction.

     1.6 BASELINE. "Baseline" means [ * ] Actimmune Units in 1999; [ * ] Actimmune Units in 2000; and [ * ] Actimmune Units in 2001, adjusted as applicable pursuant to Section 2.3(c). For clarity, the Parties intend that the applicable Baseline shall represent the sales of Actimmune Units for the treatment of CGD in each of the foregoing years.

     1.7 CGD. "CGD" means chronic granulomatous disease, which is the only FDA approved indication for the sale of Actimmune as of the Effective Date.

     1.8 COLLECTION PERIOD. "Collection Period" means one full calendar month during the Period.

     1.9 CORD DISTRIBUTION COSTS. "CORD Distribution Costs" means the actual monthly payment by InterMune to CORD Logistics, Inc., for distribution services for sales of Actimmune up to the Baseline.

     1.10 GNE ROYALTIES. "GNE Royalties" means the amount of royalties payable to Genentech, Inc. pursuant to Section 8.3 of the Genentech License for Actimmune Net Sales.

     1.11 PERIOD. "Period" means the time from April 1, 1999 through December 31, 2001.

     1.12 PRODUCT COST. "Product Cost" means actual cost paid by InterMune to the manufacturer for each Actimmune Unit, regardless of whether the manufacturer is Genentech or a third party manufacturer qualified pursuant to the manufacturing transition contemplated by Section 3.

     1.13 PRODUCT MANAGEMENT COSTS. "Product Management Costs" means InterMune's actual costs to manage sales of Actimmune Units for the treatment of CGD up to the Baseline,


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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including all expenses and services related to sales of such Actimmune Units, such as maintenance of safety databases, etc., tracked on a regular basis and properly accounted for, at hourly rates to be agreed on by the Parties.


                                     SECTION 2
                            SERVICES PERFORMED; PAYMENTS

     2.1 SERVICES. During the Period, InterMune shall perform, or have performed, order entry, packaging, shipping, invoicing, and credit and collection services (subject to Section 2.3(b)) related to sales of Actimmune Units. All such services shall be performed on a timely basis consistent with standard industry practices.

     2.2 PRODUCT MANAGEMENT COSTS. Except for Product Management Costs, InterMune shall receive no separate consideration for providing services under this Agreement. No later than thirty (30) days after the end of each Collection Period, InterMune shall invoice Connetics for Product Management Costs for such Collection Period, and Connetics shall remit payment on such invoices within thirty (30) days after receipt of the invoice. InterMune's invoice shall be accompanied by a statement itemizing such Product Management Costs, including a list of all relevant projects, services provided, travel and other expenses. InterMune agrees that it will not include in Product Management Costs any non-headcount related expenses or extraordinary expenses without first obtaining Connetics' authorization to incur such expenses. Any expenses incurred with the consent of the Commercialization Committee formed pursuant to Section 2.7 shall be deemed to have been authorized by Connetics for purposes of this Section 2.2.

     2.3  ACCOUNTING FOR ACTIMMUNE UNIT SALES; PAYMENTS TO CONNETICS.

          (a) RECORDING REVENUE. During the Period, InterMune agrees that Connetics shall be entitled to book the Actimmune Net Sales until the total Actimmune Units sold reaches the Baseline applicable for each calendar year during the Period, all in accordance with generally accepted accounting principles, and InterMune will not book such Net Sales or otherwise record the revenue related to the Net Sales that Connetics is entitled to book pursuant to this Agreement. For clarification, the payment which Connetics receives from InterMune pursuant to subsection (c) below, and the sales of Actimmune Units represented thereby, shall accrue to the total Actimmune Net Sales booked by Connetics for 1999. InterMune shall be entitled to book the Actimmune Net Sales for sales of all Actimmune Units above the Baseline, after the Baseline is met in a given calendar year.

          (b) PAYMENTS TO CONNETICS. InterMune shall pay to Connetics the amount of Actimmune Gross Margin each Collection Period, until the total Actimmune Units sold reaches the applicable Baseline in each calendar year during the Period, according to the following schedule: no later than [ * ] business days after the end of each Collection Period, InterMune shall (i) submit to Connetics the reports required pursuant to Section 2.4 for the Collection Period just ended, and (ii) remit payment for the Collection Period immediately preceding such Collection Period, together with a statement as described in Section 2.4. For purposes of this Agreement, payments for a given Collection Period shall be due on the [ * ] business day after the end of the first full calendar month following that Collection Period


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     ("Due Date").  To the extent that InterMune has not received payment for sales of Actimmune Units for a given Collection Period, InterMune's remittance on the Due Date may exclude any such unpaid amounts, but InterMune shall remit such amount withheld from Actimmune Gross Margin on the next Due Date, regardless of whether InterMune has received payment. Notwithstanding the foregoing, if such unpaid amount from a purchaser of Actimmune Units remains unpaid six (6) months after the date of invoice ("Bad Debt"), then Connetics shall reimburse InterMune for such Bad Debt within thirty (30) days following the end of such six month period. In such case, InterMune shall provide to Connetics the necessary documentation in its possession for the accounting for and collection of such Bad Debt, and shall permit Connetics to pursue collection for such Bad Debt.

          (c) GROSS MARGIN FOR THE FIRST QUARTER OF 1999. InterMune will make a one-time payment to Connetics on the Effective Date equal to Actimmune Gross Margin for the period from January 15, 1999 to March 31, 1999, in the amount of one hundred fifty-three thousand six hundred fifty-five dollars ($153,655), together with supporting documentation as described in this Article 2. The amount paid will count toward the total Actimmune Net Sales booked by Connetics for 1999, as set forth in paragraph (a) above.

          (d) OVERDUE PAYMENTS. For each Collection Period, if InterMune fails to remit payment by the Due Date, the amount due shall accrue interest at the rate of [ * ] per year until the amount due together with all accrued interest are paid in full. If InterMune fails for [ * ] consecutive Collection Periods to remit payment by the Due Date, InterMune hereby agrees that Connetics shall have the right (at its sole option) to modify the payment structure described in subsection (b) above so that Connetics collects all revenue with respect to sales of Actimmune Units, withholds the Actimmune Gross Margin, and remits the balance to InterMune. In such event:

               (i) InterMune shall take all action necessary to provide Connetics with the necessary permissions and authorization to make such modifications to the payment structure, in accordance with a payment and reporting schedule equivalent to that set forth in Subsection (b) above;

               (ii) The provisions of Sections 2.4 and 2.6 shall apply MUTATIS MUTANDIS; and

               (iii) At the termination or expiration of this Agreement, Connetics' right to collect revenues for the sales of Actimmune Units shall terminate and InterMune shall thereafter have the right to collect all revenues for such sales. Connetics shall take all action necessary to provide InterMune with the necessary permissions and authorization to allow InterMune to collect such revenues.

          (e) SALES BELOW BASELINE. The Parties agree that, if Actimmune Unit sales are [ * ] or more below the Baseline (on a quarterly-adjusted basis) for a period of [ * ] days following [ * ], they will meet to evaluate the effect of [ * ] on sales volume compared with historical trends and other market dynamics. If the sales of Actimmune Units remain below the Baseline for the second [ * ] day period following such price increase, the Parties agree


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     to re-set the Baseline, provided that such lower sales are not attributable to an extraordinary circumstance, such as an interruption in supply. If, however, sales of Actimmune Units increase during such second [ * ] day period, the Parties agree to review the market dynamics and trends from prior years with respect to CGD patients, and to make a final decision regarding whether and to what extent to re-set the Baseline. The revised Baseline number shall be deemed to be the Baseline for all relevant purposes of this Agreement beginning with the date the revised Baseline is agreed upon (or such earlier date as the Parties may agree). If the Parties cannot agree on an appropriate adjustment to the Baseline following [ * ] as set forth in this subsection, then the proposals of each Party shall be referred for resolution according to the mechanism set forth in
     Section 5.9.

          (f) SALES ABOVE THE BASELINE. During 2000 and 2001, if Actimmune Net Sales in any given calendar quarter exceed the Baseline (as may be adjusted pursuant to subsection (e) above) for that quarter by more than twenty-five percent (25%), Connetics agrees that it will make available to InterMune a short-term loan for the purpose of offsetting any deferred net profits that InterMune might have realized for such quarter had it been entitled to book those Actimmune Net Sales. The Parties agree to negotiate the terms of such a loan in good faith, in an amount that approximates the profits deferred by InterMune for Actimmune Unit sales above Baseline for the relevant quarter, at an interest rate equivalent to Connetics' then current short-term investment rate, and that repayment of the loan shall be tied to InterMune's right to book sales after Baseline is met for the year. The loan shall be made in accordance with documentation to be mutually agreed upon at the time of the loan.

     2.4 MONTHLY STATEMENTS AND REPORTS TO BE PROVIDED BY INTERMUNE. On the [ * ] business day of each month, InterMune shall furnish to Connetics:

          (a) with respect to the Collection Period just ended, a report or reports (in a format reasonably acceptable to Connetics), listing the quantities of Actimmune Units sold and related sales dollars (itemized by customer and/or distributor), cost of Actimmune Units sold, inventory of Actimmune Units as of the end of the Collection Period, accounts receivable aging summary, returns, chargebacks, and rebates; and

          (b) with respect to the Collection Period ended a month earlier, payment of the Actimmune Gross Margin together with a statement that reconciles the payment submitted with the reports submitted for the same Collection Period in the prior month, and which includes all the information necessary to calculate Actimmune Gross Sales, Actimmune Net Sales, Actimmune Gross Margin and the payment made to Connetics. The principal financial officer of InterMune shall certify that such monthly statement complies with this Agreement.

In addition to the periodic reporting outlined above, InterMune shall continue to permit Connetics [ * ] as InterMune might use during the term of this Agreement. The initial report pursuant to subsection 2.4(a) shall be due on May 4, 1999, and the initial statement and payment pursuant to subsection 2.4(b) shall be due on June 2, 1999. InterMune's obligation to submit reports, statements and payments shall continue after the term of this Agreement, until all Collection Periods during the term have been fully accounted for.

     2.5 ROYALTY PAYMENTS TO GENENTECH. InterMune shall remit to Genentech any amounts payable on Actimmune Net Sales for third party royalties and for GNE Royalties, all as required by the Genentech License. InterMune covenants and agrees to remit the full amount of


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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such royalties directly to Genentech or the applicable third party, and shall indemnify Connetics against any action by Genentech or such third party to collect royalties for Actimmune Unit Sales made after the Effective Date and during the term of this Agreement.

     2.6 AUDIT. During the term of this Agreement, and for [ * ] years after expiration or termination of this Agreement, InterMune shall permit an independent auditor, reasonably acceptable to InterMune, to have access to InterMune's records as may be necessary to verify the accuracy of the statements provided to Connetics under this Agreement, including Actimmune Gross Sales, Actimmune Net Sales, and Actimmune Gross Margin, and to assure that InterMune has complied with the payment terms of this Agreement. Such records shall be open during reasonable business hours for examination at Connetics' expense, and not more often than once each calendar year, by such independent auditor (who shall be required to enter into a binder of confidentiality with InterMune).

     2.7 COMMERCIALIZATION COMMITTEE. The Parties shall establish a Commercialization Committee which shall be responsible for monitoring progress, managing information exchange between the Parties, deciding key strategies and solving problems with respect to commercialization and promotion of Actimmune for the CGD market. At the first meeting of the Commercialization Committee, the members shall establish a regular meeting time and structure, and appoint a secretary whose responsibility it will be to coordinate the timing, notice, and agendas for Commercialization Committee meetings.


                                     SECTION 3
                           MANUFACTURING COST TRANSITION

     3.1 OFFSET TO TRANSITION COSTS. The Parties anticipate that the transfer of manufacturing to a third party manufacturer could result in a substantial reduction in the Product Cost for Actimmune. As an incentive to InterMune to complete the transfer of manufacturing of Actimmune to a third party manufacturer pursuant to Section 4.1 of the Genentech Supply Agreement before May 2001, and in consideration of an increase in Actimmune Gross Margin during the Period by virtue of such lower Product Cost, Connetics agrees to reimburse InterMune for half of InterMune's actual costs to effect such transfer of manufacturing up to a maximum payment of $420,000 (I.E., 50% of $840,000 actual costs), subject to adjustment as follows for each subsequent quarter that the transfer is not complete:

  Amount Payable by Connetics*           If Transfer is Complete by:
  ----------------------------           ---------------------------
            $420,000                               July 1, 2000

            $350,000                              October 1, 2000

            $280,000                              January 1, 2001

            $210,000                               April 1, 2001

            $140,000                               July 1, 2001

            $70,000                               October 1, 2001


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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----------------
* The amounts payable by Connetics listed above assume a minimum reduction of forty percent (40%) in Product Cost (I.E., a new Product Cost that is at least 40% lower than the Product Cost as of the Effective
Date). Accordingly, if the transition is completed by the target date but results in a savings of less than 40%, the amount payable by Connetics shall be reduced in proportion to the lower savings. By way of example, if the transfer is completed before July 1, 2000, but results in a savings of 20% instead of 40%, the maximum amount payable by Connetics shall be $210,000.

     3.2 COMPLETION OF MANUFACTURING TRANSFER. For purposes of this Agreement, the transfer of manufacturing from Genentech to a third party manufacturer shall be deemed to be complete in the first Collection Period for which [ * ].

     3.3 PAYMENT TERMS. Any payment by Connetics pursuant to this Section 3 shall be payable in cash no later than thirty (30) days following completion of the manufacturing transfer as set forth in Section 3.2.


                                     SECTION 4
                                  CONFIDENTIALITY

4.1 CONFIDENTIAL INFORMATION OBLIGATIONS. As used herein, "Confidential Information" means all information that a Party discloses to the other Party under this Agreement, provided that "Confidential Information" shall not include such information excluded under Section 4.2. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the term of this Agreement and for [ * ] years after the expiration or termination of this Agreement, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement.

4.2 EXCEPTIONS. The obligations set forth in Section 4.1 shall not apply to any Information that the receiving Party can demonstrate by competent evidence:

     (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

     (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party by the other Party;

     (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

     (d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a third Party, by a third Party who had no obligation to the disclosing Party not to disclose such information to others; or


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     (e)  is independently developed by the receiving Party without using any of the other Party's Confidential Information.

4.3 PERMITTED DISCLOSURE. Notwithstanding the limitations in this Article 4, each Party may disclose Confidential Information belonging to the other Party (or otherwise subject to this Article 4), to the extent such disclosure is reasonably necessary in the following instances, but solely for the limited purpose of such necessity:

     (a)  regulatory and tax filings;

     (b)  prosecuting or defending litigation;

     (c) complying with applicable governmental laws or regulations or valid court orders; or

     (d) disclosure to affiliates, employees, consultants or agents who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 4.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to Section 4.4, it will give reasonable advance notice to the other Party of such disclosure and endeavor in good faith to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. Further, the Parties agree to consult with one another on the provisions of this Agreement to be redacted in any filings made by a Party with the United States Securities and Exchange Commission or as otherwise required by law.


                                     SECTION 5
                                 GENERAL PROVISIONS

     5.1 NO OFFSET. Neither Party shall be entitled to offset any amounts due to the other Party under this Agreement against any amounts due from such other Party pursuant to this Agreement or other agreements between the Parties. Notwithstanding the foregoing sentence, any amounts due to a Party under this Agreement that are [ * ] or more days overdue may be offset by such Party against any amounts such Party owes the other Party under this Agreement.

     5.2 SURVIVAL. The payment and reporting obligations set forth in Article 2, and the provisions of Section 2.6 and Article 4 shall survive any expiration or termination of this Agreement, as will all rights accrued and obligations incurred hereunder prior to such expiration or termination.

     5.3 TERM AND TERMINATION. The term of this Agreement shall coincide with the Period, and this Agreement will expire with no further action required by either Party on December 31, 2001. In addition, either Party may terminate this Agreement on no less than [ * ] days' notice to the other Party for material breach of this Agreement by that Party.


 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     5.4  WAIVER.  No waiver by either Party of any breach or default of any of the covenants or agreements set forth in this Agreement shall be deemed a waiver as to any subsequent or similar breach or default.

     5.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns; PROVIDED, HOWEVER, that neither Party shall assign any of its rights and obligations under this Agreement without the prior written consent of the other Party, except as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 4.2 shall be null and void and of no legal effect.

     5.6 NOTICES. Any notice or other communication required or permitted to be given to either Party shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five (5) days after mailing by registered or certified mail, postage paid, to the other Party at the following address:

     In the case of InterMune:          InterMune, Inc.
                                        3294 West Bayshore Road
                                        Palo Alto, CA 94303
                                        Fax: (650) 858-2937
                                        Attention:  President

     In the case of Connetics:          Connetics Corporation
                                        3400 West Bayshore Road
                                        Palo Alto, CA 94303
                                        Fax: (650) 843-2899
                                        Attention:  Chief Executive Officer

Either Party may change its address for communications by a notice to the other Party in accordance with this Section.

     5.7 HEADINGS. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     5.8 AMENDMENT. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed by both Parties.

     5.9 GOVERNING LAW. This Agreement shall be governed exclusively by the laws of the California, as such law applies to contracts entered into between and to be performed by California residents entirely in California.

     5.10 DISPUTE RESOLUTION.

          (a) In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties, the Parties shall try to settle their differences amicably between themselves by referring the disputed


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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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matter to the President of InterMune and the Chief Executive Officer of
Connetics for discussion and resolution. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) days after such notice such representatives of the Parties shall meet for attempted resolution by good faith negotiations.

          (b) If such personnel are unable to resolve such dispute within thirty (30) days of initiating such negotiations, either Party may seek to have such dispute resolved by binding arbitration under this Section 5.9. The arbitration shall be held in Palo Alto, California according to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The arbitration will be conducted by a panel of three (3) arbitrators who are knowledgeable in the subject matter that is at issue in the dispute, are not affiliated directly or indirectly with either Party, and are selected by mutual agreement of the Parties. Failing such agreement, the arbitrators shall be selected appointed as provided in the Rules. During the arbitration, the Parties shall have such discovery rights as the arbitrators may allow, consistent with the discovery permitted by the Federal Code of Civil Procedure. In conducting the arbitration, the arbitrators shall apply the rules of evidence applicable in California, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, or a permanent injunction, as well as specific performance. The arbitrators shall also be able to award direct and indirect damages, but shall not award any other form of damage (E.G., punitive or exemplary damages).

          (c) The reasonable fees and expenses, of the arbitrators, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows: If the arbitrators rule in favor of one Party on all disputed issues in the arbitration, the losing Party shall pay 100% of such fees and expenses; if the arbitrators rule in favor of one Party on some issues and the other Party on other issues, the arbitrators shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The arbitrators shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the arbitration, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

          (d) The decision of the arbitrators shall be final and may be entered, sued on or enforced by the Party in whose favor it runs in any court of competent jurisdiction at the option of such Party. Whether a claim, dispute or other matter in question would be barred by the applicable statute of limitations, which statute of limitations also shall apply to any claim or disputes subject to arbitration under this Section, shall be determined by binding arbitration pursuant to this Section.

     5.11 FORCE MAJEURE. Any delays in performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party as soon as practicable, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     5.12 INDEPENDENT CONTRACTORS.  In making and performing this Agreement,
InterMune and Connetics act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between InterMune and Connetics. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

     5.13 SEVERABILITY. If any part of this Agreement is declared invalid by any legally governing authority having jurisdiction over either Party, then such declaration shall not affect the remainder of the Agreement and the Parties shall revise the invalidated part in a manner that will render such provision valid without impairing the Parties' original interest.

     5.14 CUMULATIVE RIGHTS. The rights, powers and remedies under this Agreement shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     5.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     5.16 ENTIRE AGREEMENT. This Agreement, in conjunction with the other "Intercompany Agreements" (as that term is described in the Collaboration Agreement), embodies the entire understanding of the Parties with respect to the subject matter of the Intercompany Agreements, and supersedes and terminates all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter of the Intercompany Agreements.




                             [INTENTIONALLY LEFT BLANK]

                               SIGNATURE PAGE FOLLOWS


 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

     IN WITNESS WHEREOF, both InterMune and Connetics have executed this Agreement, as of the day and year first written above.

INTERMUNE PHARMACEUTICALS, INC.              CONNETICS CORPORATION

By:  /s/ W. Scott Harkonen         By:  /s/ T. Wiggans
   ------------------------------     ------------------------------------------

Name:  W. Scott Harkonen           Name:  Thomas G. Wiggans
     ----------------------------       ----------------------------------------

Title:  President                  Title:  President and Chief Executive Officer
      ---------------------------        ---------------------------------------


 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                 PAGE 12 OF 12